EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

ALADDIN INTERNATIONAL, INC.

I, the undersigned, being of full age, for the purpose of organizing a corporation under the Minnesota Business Corporation Act, being Chapter 300 of the Law of Minnesota for the year 1933, end acts amendatory thereto do hereby adept, sign and acknowledge the following Articles of Incorporation.

ARTICLE I.

The name of this Corporation shall be “Aladdin International, Inc.”

ARTICLE II.

Purpose

The Corporation has general business purposes.

ARTICLE III.

Power

The Corporation shall possess all powers provided or not prohibited by law or by the Statutes of the State of Minnesota, and shall, in addition and without limitation to all other powers, have the power to acquire, hold mortgage, pledge or dispose of the shares, bonds, securities and ether evidence of indebtedness of any domestic or foreign corporation.

ARTICLE IV.

Duration

The duration of this Corporation shall be perpetual,

ARTICLE V.

Registered Office

The location and post office address of this Corporation's registered office in the State of Minnesota shall be 1068 I.D.S. Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

ARTICLE VI.

Stock

The authorized shares of stock of the Corporation, shall be 1,000,000 shares of common stock, having a par value of $0.05 per share.

The directors of the Corporation shall have authority to accept or reject subscriptions for, to allot and authorize the issuance of shares of common stock.

In addition, the directors shall have the authority to issue debt securities of any nature whatsoever and to grant options, warrants or other conversion rights for the purchase of, or with respect to, any of the Corporation's securities; and to determine the terms, provisions and conditions thereof.

No shareholder of the Corporation shall have any preemptive or other rights to acquire the common stock or any other securities.

of the Corporation. At each meeting of the shareholders, and with respect to any natter upon which shareholders have a right to vote, each holder of record of common stock shall be entitled to one (1) vote for each share of common stock so held.  No shareholder entitled to vote shall have or exercise the right to cumulate his votes in electing directors and there shall be no cumulative voting for any purpose whatsoever. Such right to vote shall be subject to the previsions of the By-Laws of the Corporation as from time to time amended with respect to closing the• transfer book and fixing a record date for the determination of shareholders entitled to vote.

ARTICLE VII.

Minimum Capital

The amount of stated capital with which the Corporation will begin business shall be a minimum of One Thousand Dollars ($1,000).

ARTICLE. VIII.

First Directors

The name and post office address of the first director of the Corporation is as follows;

Walter E. Sanford -	P. O. Box 14
Milltown, Wisconsin 54859

The first director shall serve until such time as his successors,

if any, have been duly elected and qualified, but the first term of the first director shall not extend beyond one (1) year from the date of incorporation. Except for the first term of the first director, the number, qualification, term of office, manner of election, powers and duties of the directors shall be specifically. Provided by the By-Laws or by law, all powers of the Corporation shall be exercised by its directors.

ARTICLE IX.

Incorporators

The name and post office address of the incorporator is as follows:

Walter E. Sanford -	P. 0. Box 14
Milltown, Wisconsin 54859

ARTICLE. X.

By-Laws

The board of Directors of the Corporation shall adopt such By-Laws as are suitable for the proper regulation of the Corporation's affairs, and such By-Laws shall be of full force and effect unless and until changed or repealed by a majority vote of the shareholders present and represented at any annual resting or at any special meeting called for such purpose, or unless and until amended by the Board of Directors of the Corporation by such procedure as they may provide in the By-Laws of the Corporation.

ARTICLE XI.

Powers of Majority

In addition to the other powers of the majority of the shareholders, the affirmative vote of the holders of a majority. of the voting power .of all shareholders entitled to vote on the issue shall be sufficient to authorize (1) an amendment to or the restating of the Articles of Incorporation of the Corporation; or (2) the sale, lease, exchange or other disposition of all, or substantially all of the property and assets cf. the Corporation, including its good will; or (3) the adoption of an agreement of consolidation or merger.

IN WITNESS WHEREOF, I have hereunto set my hand seal this 6th day of May, 1972.

/s/ Walter E. Sanford

Walter E. Sanford

In the presence of:

/s/ Victoria A. Inget

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OR

ALADDIN INTERNATIONAL, INC.

The undersigned, Jan F. Ebbert, being the President and Secretary of Aladdin International, Inc., a corporation subject to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, does hereby certify that the resolution as hereinafter set forth was adopted at a meeting of the shareholders of said corporation, notice of such meeting, proposal to amend and nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at The Northstar Center, in the city of Minneapolis, County of Hennepin, as designated in such notice, on the 27th day of October, 1981, by a majority vote of said shareholders entitled to vote and presented in person or proxy:

"Resolved that the first sentence of Article VI of the articles of incorporation of Aladdin International, Inc. be, and the same hereby is amended to read as follows:

Article VI

The authorized shares of stock of the Corporation shall be 3,000,000 shares of common stock, having a par value of $0.05 per share."

IN WITNESS WHEREOF, the undersigned has subscribed his name this 8th day of November, 1981.

/s/ Jan .F. Ebbert

Jan .F. Ebbert

President and Secretary

ARTICLES OF AMENDMENT

AND

ELECTION TO BECOME

GOVERNED BY CHAPTER 302A

ALADDIN INTERNATIONAL, INC.

The undersigned, President and Secretary of Aladdin Inter-national, Inc., a corporation subject to the provisions of Minnesota Statutes Chapter 301, does hereby certify that the resolutions as hereinafter set forth were duly adopted at a meeting of the shareholders of said corporation held at the Sister Elizabeth Kenny Room, Concourse level, IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, on December 21, 1983, notice of the time and place of such meeting and the proposals to be considered at such meeting having been mailed to sash shareholder entitled to vote thereon at least 10 days prior to such meeting, and that such resolutions were adopted by greater than the required majority of the 1,165,923 shares entitled to vote, such vote being 604,866 shares in favor and 300 shares against,

RESOLVED, that Aladdin International, Inc. a corporation subject to the provisions of Chapter 301 of Minnesota Statutes, hereby elects to be governed by the provisions of Minnesota Statutes Chapter 302A (the "Act") and accepts all of the duties and responsibilities set forth therein.

RESOLVED FURTHER, that this Corporation shall enact and hereby does enact the Amended and Restated Articles of Incorporation (the "Restated Articles") in the form attached hereto [and to this Certificate] as Exhibit A to conform to the requirements of the Act, which Restated Articles supersede in their entirety the Articles of Incorporation of the Corporation dated May 1, 1972, and all amendments thereto.

RESOLVED FURTHER, that the President of this Corporation is authorized and directed to take such other action as shall be necessary or appropriate to carry out the purpose of the foregoing resolutions.

/s/ Jan F. Ebbert

Jan F. Ebbert, President

(SEAL)

ATTEST

/s/ Daniel B. O’Leary

Daniel B. O’Leary, Secretary

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ALADDIN INTERNATIONAL INC.

Aladdin International, Inc., having elected to b. governed by Minnesota Statutes, Chapter 302A, hereby adopt the following Amended and Restated Articles of Incorporation:

ARTICLE I

Name:   The name of this Corporation shall be Aladdin International, Inc.

ARTICLE II

Registered Office, The address of the Corporation's registered office is 7008 Sandell Avenue, Edina, Minnesota 55435.

ARTICLE III

Authorized Shares: The authorized capital stock of this Corporation shall consist of Ten Million (10,000,000) shares, which share shall be without par value: provided, however, that such shares shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

3.2 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series effectuate share dividends, splits, or conversion of its outstanding shares.

3.3 Each share of this Corporation's Common Stock, par value $.05 per share, which is issued and outstanding as of the date of these restated Articles, shall be reclassified as and changed into one fully paid and non-assessable share of Common stock without par value, which shall be included in the 10,000,000 shares herein authorized.

ARTICLE IV

Certain Shareholder tight•, Shareholder• shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares, except where a larger proportion is required by law.

ARTICLE V

written Action by Board, M action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all director are present, except as to those matters requiring shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE VI

Amendment: The foregoing shall constitute an amendment to and a restatement of the Articles of this Corporation in their entirety and in all respects supersede the original Articles of Incorporation of this Corporation and all amendments thereto.

THIS INSTRUMENT DRAFTED BY

Joel H. Gottesman, Eng.

Briggs and Morgan

2400 IDS Center

Minneapolis, Minnesota 55402

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ALADDIN INTERNATIONAL, INC.

The undersigned, the President of Aladdin international, Inc., a corporation subject to the provisions of Minnesota Statutes, Chapter 302A do hereby certify that at an annual meeting of the shareholders of the corporation duly held on February 23, 1988, In accordance with Minnesota Statutes Section 302A.431 and 302A.43S, the following resolutions providing for the amendment of the Amended and Restated Articles of Incorporation of said corporation were duly adopted:

RESOLVED: That the Amended and Restated Articles of Incorporation of this corporation shall be amended by the amendment and restatement or Article 11 thereof as follows:

Authorized Shares.  This Corporation shall have the authority to issue an aggregate of ten million (10,000,000) shares of Common Stock, each without par value. Such shares shall be designated as this Corporation's "Common Stock"; provided, however, that such shares shall have a par value of one cent per share solely for the purpose of a statute or regulation Imposing a tax or fee based upon the capitalization of a corporation.

In addition, this Corporation shall have the authority to issue an aggregate of one million (1,000,000) shares of Preferred Stock, which may be Issued in one or more series as determined from time to time by the Board of Directors. Such shares shall be designated as the "Preferred Stock, Series _____." The shares of Preferred Stock of any series authorized for issuance by the board of Directors shall be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) If so designated by the Board of Directors upon issuance of the shares of that series. The Board of Directors is hereby granted the express authority to fix by resolution any other designations, powers, preferences, rights, qualifications, limitations or restrictions with respect to any particular series of Preferred Stock prior to Issuance thereof.

3.1 Except as otherwise required by law, the holders of the shares of Common Stock shall have the sole voting rights of this Corporation.

3.2 There shall be no cumulative voting by the holders of the Common Stock.

3.3 The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting, except where the affirmative vote of a greater number of the affirmative vote of a majority of the voting power of all voting shares Is required by statute and except where the holders of a class or series are entitled by statute to vote as a class or series whether or not such holders are otherwise entitled to vote.

3.4 The shareholders of this Corporation shall have no preemptive rights to subscribe for or otherwise acquire any new or additional shares of stock of this Corporation of any class whether now authorized or authorized hereafter, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or other securities.

3.5 The Board of Directors shall have the authority to Issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.6 The shares of this Corporation's Common Stock originally issued as Common Stock, par value 8.05 per share, but reclassified as and changed into fully paid and non-assessable shares of Common Stock, without par value, in a one share for one share exchange, pursuant to Amendment and Restatement of the Articles of Incorporation on December 21, 1983, shall be and are a part of the 10,000,000 shares of Common Stock herein authorized.

RESOLVED: That the Restated Articles of Incorporation of this corporation shall be amended by the addition of a new Article VII, as follows:

ARTICLE VII.

Indemnification and Limitation of Liability. In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Chapter 30A, Minnesota Statutes, the Board of Directors of this Corporation shall have the powers and authority to adopt an Indemnity plan and to purchase and maintain Insurance for officers, directors, employees and agents against liability asserted against them and Incurred In any such capacity or arising out of their status as such, and to enter into contracts for Indemnification of such persons, to the fullest extent permissible under the provisions of Chapter 302A, Minnesota Statutes. Except as expressly provided In Section 302A.251, Subd. 4, Minnesota Statutes, a member of the Board of Directors of this Corporation shall have no personal liability to this corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors. Amendment or repeal of this Article VII shall not adversely affect any right of indemnification or limitation of liability of an officer, director, employee or agent with respect to any liability or alleged liability arising out of any act or omission occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, I have subscribed my name this 7 day of September, 1988.

/s/ Jan F. Ebbert, Pres.

Jan F. Ebbert

President

ATTEST

/s/ Patricia J. Barry

9-7-88

CERTIFICATE OF CORRECTION

AND

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCOPORATION

OF ALADDIN INTERNATIONAL, INC.

The, undersigned, the President of Aladdin International, Inc., a corporations subject to the provisions of Minnesota Statutes, Chapter 302A, hereby certifies the following corrections to the Certificated of Amendment to the Amended and Restated Articles of Incorporation (the “Certificate of Amendment”), which Certificate of Amendment was filed of record with the Secretary of State of Minnesota on September 12, 1988:

1.

The first full paragraph of the Certificate of Amendment shall be restated as follow, to change the reference therein from Article II to Article III.

RESOLVED:  That the Amended and Restated Articles of Incorporation of the corporation shall be amended by the Amendment and Restatement of Article III as follows:

2.

The reference to “Chapter 30A” in the second line of new Article VII shall be changed to “Chapter 302A”.

IN WITNESS WHERE OF, I have subscribed my name this 26th day of September, 1988.

/s/ Jan F. Ebbert

Jan F. Ebbert

President

ATTEST

/s/ K Nart

/s/ Patricia J. Barry

ARTICLES OF AMENDMENT

AND

ELECTION TO BECOME

GOVERNED BY CHAPTER 302A

ALADDIN INTERNATIONAL, INC.

The undersigned, President and Secretary of Aladdin International, Inc., a corporation subject to the provisions of Minnesota Statutes Chapter 301, does hereby certify that the resolutions as hereinafter set forth were duly adopted at a meeting of the shareholders of said corporation held at the Sister Elizabeth Kenny Room, Concourse level, IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, on December 21, 1983, notice of the time and place of such meeting and the proposals to be considered at such meeting having been mailed to each shareholder entitled to vote thereon at least 10 days prior to such meeting, and that such resolutions were adopted by greater than the required majority of the 1,165,923 shares entitled to vote, such vote being 604,866 shares in favor and 300 shares against:

RESOLVED, that Aladdin International, Inc. a corporation subject to the provisions of Chapter 301 of Minnesota Statutes, hereby elects to be governed by the Provisions of Minnesota Statutes Chapter 302A (the "Act") and accepts all of the duties and responsibilities set forth therein.

RESOLVED FURTHER, that this Corporation shall enact and hereby does enact the Amended and Restated Articles of Incorporation (the "Restated Articles") in the form attached hereto [and to this Certificate] as Exhibit A to conform to the requirements of the Act, which Restated Articles supersede in their entirety the Articles of Incorporation of the Corporation dated May 1, 1972, and all amendments thereto.

RESOLVED FURTHER, that the President of this Corporation is authorized and directed to take such other action as shall be necessary or appropriate to carry out the purpose of the foregoing resolutions.

/s/ Jan F. Ebbert

Jan F. Ebbert, Presidnet

ATTEST

/s/ Daniel B. O’Leary

Daniel B. O’Leary, Secretary

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ALADDIN INTERNATIONAL INC.

Aladdin International, Inc., having elected to be governed by Minnesota Statutes, Chapter 302A, hereby adopts the following Amended and Restated Articles of Incorporation:

ARTICLE I

Name: The name of this Corporation shall be Aladdin International, Inc.

ARTICLE II

Registered Office: The address of the Corporation's registered office is 7008 Sandell Avenue, Edina, Minnesota 55435.

ARTICLE III

Authorized Shares: The authorized capital stock of this Corporation shall consist of Ten Million (10,000,000) shares, which shares shall be without par value; provided, however, that such shares shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

3.2 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.3 Each share of this Corporation's Common Stock, par value $.05 per share, which is issued and outstanding as of the date of these Restated Articles, shall be reclassified as and changed into one fully paid and non-assessable share of Common Stock without par value, which shall be included in the 10,000,000 shares herein authorized.

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ALADDIN INTERNATIONAL, INC.

The undersigned, the President of Aladdin International, Inc., a corporation subject to the provisions of Minnesota Statutes, Chapter 302A do hereby certify that at an annual meeting of the shareholders of the corporation duly held on February 23, 1988, in accordance with Minnesota Statutes Section 302A.431 and 302A.435, the following resolutions providing for the amendment of the Amended and Restated Articles of Incorporation of said corporation were duly adopted:

RESOLVED: That the Amended and Restated Articles of Incorporation of this corporation shall be amended by the amendment and restatement of Article II thereof as follows:

Authorized Shares.   This Corporation shall have the authority to issue an aggregate of ten million (10,000,000) shares of Common Stock, each without par value. Such shares shall be designated as this Corporation's "Common Stock"; provided, however, that such shares shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

In addition, this Corporation shall have the authority to issue an aggregate of one million (1,000,000) shares of Preferred Stock, which may be issued in one or more series as determined from time to time by the Board of Directors. Such shares shall be designated as the "Preferred Stock, Series _______." The shares of Preferred Stock of any series authorized for issuance by the board of Directors shall be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) if so designated by the Board of Directors upon issuance of the shares of that series. The Board of Directors is hereby granted the express authority to fix by resolution any other designations, powers, preferences, rights, qualifications, limitations or restrictions with respect to any particular series of Preferred Stock prior to issuance thereof.

3.1 Except as otherwise required by law, the holders of the shares of Common Stock shall have the sole voting rights of this Corporation.

3.2 There shall be no cumulative voting by the holders of the Common Stock.

3.3 The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting, except where the affirmative vote of a greater number of the affirmative vote of a majority of the voting power of all voting shares is required by statute and except where the holders of a class or series are entitled by statute to vote as a class or series whether or not such holders are otherwise entitled to vote.

3.4 The shareholders of this Corporation shall have no preemptive rights to subscribe for or otherwise acquire any new or additional shares of stock of this Corporation of any class whether now authorized or authorized hereafter, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or other securities.

3.5 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares,

3.6 The shares of this Corporation's Common Stock originally issued as Common Stock, par value $.05 per share, but reclassified as and changed into fully paid and non-assessable shares of Common Stock, without par value, in a one share for one share exchange, pursuant to Amendment and Restatement of the Articles of Incorporation on December 21, 1983, shall be and are a part of the 10,000,000 shares of Common Stock herein authorized.

RESOLVED: That the Restated Articles of Incorporation of this corporation shall be amended by the addition of a new Article VII, as follows:

ARTICLE VII.

Indemnification and Limitation of Liability. In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Chapter 30A, Minnesota Statutes, the Board of Directors of this Corporation shall have the powers and authority to adopt an indemnity plan and to purchase and maintain insurance for officers, directors, employees and agents against liability asserted against them and incurred in any such capacity or arising out of their status as such, and to enter into contracts for indemnification of such persons, to the fullest extent permissible under the provisions of Chapter 302A, Minnesota Statutes. Except as expressly provided in Section 302A.2F1, Subd. 4, Minnesota Statutes, a member of the Board of Directors of this Corporation shall have no personal liability to this corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors. Amendment or repeal of this Article VII shall not adversely affect any right of indemnification or limitation of liability of an officer, director, employee or agent with respect to any liability or alleged liability arising out of any act or omission occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, I have subscribed my name this 7 day of September, 1988.

/s/ Jan F. Ebbert, Pres.

Jan F. Ebbert

President

ATTEST

/s/ Patricia J. Barry

9-7-88

CERTIFICATE OF CORRECTION

AND

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ALADDIN INTERNATIONAL, INC.

The, undersigned, the President of Aladdin International, Inc., a corporation subject to the provisions of Minnesota Statutes, Chapter 302A, hereby certifies the following corrections to the Certificate of Amendment to the Amended and Restated Articles of Incorporation (the "Certificate of Amendment"), which Certificate of Amendment was filed of record with the Secretary of State of Minnesota on September 12, 1988:

1.

The first full paragraph of the Certificate of Amendment shall be restated as follows, to change the reference therein from Article II to Article III.

RESOLVED: That the Amended and Restated Articles of Incorporation of this corporation shall be amended by the Amendment and Restatement of Article III thereof as follows:

2.

The reference to "Chapter 30A" in the second line of new Article VII shall be changed to "Chapter 302A".

IN WITNESS WHEREOF, I have subscribed my name this 26th day of September, 1988.

/s/ Jan F. Ebbert

Jan F. Ebbert

President

ATTEST

/s/ K Nart

/s/ Patricia J. Barry